Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS SECOND-QUARTER 2005 RESULTS

        PHOENIX, Arizona-July 20, 2005-Aztar Corporation (NYSE:AZR) today reported financial results for its 2005 second quarter, which ended on June 30, 2005; the fiscal 2004 quarter had ended on July 1, 2004. Consolidated EBITDA was $54.2 million for the second quarter of 2005; in the 2004 second quarter, EBITDA was $46.7 million, including $3.4 million of construction accident insurance recoveries net of expenses related to the 2003 construction accident on the site of the Tropicana Atlantic City expansion. Diluted earnings per share in the 2005 second quarter were 41 cents, which included three cents associated with other income and construction accident insurance recoveries net of expenses, versus 25 cents in the 2004 quarter, which was after 15 cents associated with a loss on early retirement of debt and which included five cents attributable to construction accident insurance recoveries net of expenses.
        Our Casino Aztar riverboat properties in Indiana and Missouri continued their outstanding performance in the second quarter, together showing a 12% year-over-year increase in EBITDA. Tropicana Las Vegas reported a 6% increase in EBITDA on very strong room occupancy and average daily rate, while Ramada Express in Laughlin, Nevada, performed on a par with the year-earlier quarter. Tropicana Atlantic City continued to build momentum in its second full quarter since the opening of the expansion late last year and produced, excluding construction-accident-related items in both years, a year-over-year increase in EBITDA of 50%.
        "During the second fiscal quarter, casino revenue at the Tropicana in Atlantic City grew 25%, significantly outpacing the market," said Robert M. Haddock, Aztar Chairman of the Board, President and Chief Executive Officer. "That level of revenue growth allowed the property to more than cover the incremental operating costs associated with the expansion and to deliver a 25% EBITDA margin. Looking forward, we believe that the expanded facilities at the Atlantic City Tropicana will permit us to continue to drive significant additional revenue growth and margin expansion."

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 2

Tropicana Atlantic City Expansion
        The Tropicana Atlantic City expansion includes a new 502-room hotel tower; The Quarter at Tropicana, which is a 200,000-square-foot dining, entertainment and retail complex; a 2,400-space parking garage and 20,000 square feet of meeting and conference space.
Other Income
        Other income consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries.
Capital Expenditures
        In the second quarter of 2005, purchases of property and equipment totaled $16 million. Approximately $13 million of the total was spent on routine expenditures, and $3 million went for development.
Year-to Date Results
        For the first half of 2005, the company reported EBITDA of $99.9 million compared with $93.4 million in the first half of 2004. Diluted earnings per share in the 2005 first half were 68 cents, which included six cents associated with other income and construction accident insurance recoveries net of expenses and which is after five cents related to a loss on settlement of retirement plan benefits, versus 35 cents in the 2004 half, which is after 15 cents associated with a loss on early retirement of debt and 31 cents associated with an adverse court ruling regarding income taxes in Indiana and which included 12 cents of construction accident insurance recoveries net of expenses.
Conference Call
        Our second-quarter 2005 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, July 20, 2005. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Second Quarter		Year to Date
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$122.7	$96.4	$234.5	$188.2
EBITDA	$30.9	$24.3	$52.0	$47.8
Depreciation and amortization	$10.9	$8.0	$21.6	$15.9
Operating income	$20.0	$16.3	$30.4	$31.9

EBITDA margin	25.2%	25.2%	22.2%	25.4%
Operating income margin	16.3%	16.9%	13.0%	17.0%

Occupancy	91.9%	94.2%	86.5%	90.2%
ADR	$94.74	$87.93	$89.81	$82.57

Tropicana Las Vegas
Revenue	$41.8	$42.1	$84.0	$82.7
EBITDA	$10.7	$10.1	$21.7	$19.4
Depreciation and amortization	$1.5	$1.5	$2.9	$3.0
Operating income	$9.2	$8.6	$18.8	$16.4

EBITDA margin	25.6%	24.0%	25.8%	23.5%
Operating income margin	22.0%	20.4%	22.4%	19.8%

Occupancy	100.0%	100.1%	98.8%	99.1%
ADR	$92.17	$83.84	$95.78	$85.03

Ramada Express Laughlin
Revenue	$23.4	$22.8	$49.9	$47.1
EBITDA	$6.0	$6.0	$14.8	$13.2
Depreciation and amortization	$1.6	$1.6	$3.3	$3.1
Operating income	$4.4	$4.4	$11.5	$10.1

EBITDA margin	25.6%	26.3%	29.7%	28.0%
Operating income margin	18.8%	19.3%	23.0%	21.4%

Occupancy	70.2%	70.6%	75.7%	73.2%
ADR	$38.12	$35.51	$34.19	$32.24

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 4
Casino Aztar Evansville
Revenue		$33.5		$32.1		$68.9		$65.3
EBITDA		$10.3		$9.6		$21.3		$19.7
Depreciation and amortization		$1.9		$1.4		$3.7		$2.8
Operating income		$8.4		$8.2		$17.6		$16.9

EBITDA margin		30.7%		29.9%		30.9%		30.2%
Operating income margin		25.1%		25.5%		25.5%		25.9%

Occupancy		93.2%		88.1%		88.8%		86.8%
ADR		$63.92		$61.17		$63.83		$61.03

Casino Aztar Caruthersville
Revenue		$6.9		$5.3		$14.3		$11.4
EBITDA		$1.5		$0.9		$3.3		$2.2
Depreciation and amortization		$0.8		$0.7		$1.5		$1.4
Operating income		$0.7		$0.2		$1.8		$0.8

EBITDA margin		21.7%		17.0%		23.1%		19.3%
Operating income margin		10.1%		3.8%		12.6%		7.0%

Corporate
EBITDA	$	(5.2)	$	(4.2)	$	(13.2)	$	(8.9)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Operating income	$	(5.2)	$	(4.2)	$	(13.2)	$	(8.9)

Consolidated
Revenue		$228.3		$198.7		$451.6		$394.7
EBITDA		$54.2		$46.7		$99.9		$93.4
Depreciation and amortization		$16.7		$13.2		$33.0		$26.2
Operating income		$37.5		$33.5		$66.9		$67.2
Net income		$15.5		$9.3		$25.4		$13.0

EBITDA margin		23.7%		23.5%		22.1%		23.7%
Operating income margin		16.4%		16.9%		14.8%		17.0%
Net income margin		6.8%		4.7%		5.6%		3.3%

EBITDA Explanation and Reconciliation
EBITDA is net income before income taxes, loss on early retirement of debt, interest expense, interest income, other income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 5

generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Other income, interest expense, net of interest income, loss on early retirement of debt, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 6
	Second Quarter		Year to Date
	2005	2004	2005	2004
	(unaudited)		(unaudited)
EBITDA
Tropicana Atlantic City	$30.9	$24.3	$52.0	$47.8
Tropicana Las Vegas	10.7	10.1	21.7	19.4
Ramada Express Laughlin	6.0	6.0	14.8	13.2
Casino Aztar Evansville	10.3	9.6	21.3	19.7
Casino Aztar Caruthersville	1.5	0.9	3.3	2.2
Property EBITDA	59.4	50.9	113.1	102.3
Corporate	(5.2)	(4.2)	(13.2)	(8.9)
Depreciation and amortization	(16.7)	(13.2)	(33.0)	(26.2)
Operating income	37.5	33.5	66.9	67.2
Other income	2.9	--	4.4	--
Interest income	0.3	0.2	0.5	0.4
Interest expense	(14.2)	(8.8)	(28.0)	(17.4)
Loss on early retirement of debt	--	(8.6)	--	(8.6)
Income taxes	(11.0)	(7.0)	(18.4)	(28.6)
Net income	$15.5	$9.3	$25.4	$13.0

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of prospective new competition in Pennsylvania, uncertainties related to the extent and timing of our recoveries

Aztar Second-Quarter 2005 Earnings Release

July 20, 2005       Page 7

from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected by the ongoing effects of the accident on October 30, 2003, the extent to which we realize revenue and EBITDA increases as a result of the Tropicana Atlantic City expansion, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York and VLTs at the Meadowlands in New Jersey, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for December 30, 2004 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President, Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended June 30, 2005 and July 1, 2004
(in thousands, except per share data)
	Second Quarter		Six Months
	2005	2004	2005	2004
Revenues (a)
Casino	$172,833	$151,097	$344,655	$304,338
Rooms	28,098	23,249	53,226	43,464
Food and beverage	15,107	14,267	30,088	27,779
Other	12,271	10,041	23,662	19,131
	228,309	198,654	451,631	394,712

Costs and expenses (a)
Casino	68,414	63,206	137,519	126,620
Rooms	12,696	11,044	23,694	20,617
Food and beverage	14,417	13,934	28,542	26,922
Other	8,174	7,597	16,099	14,942
Marketing	24,103	18,203	49,137	36,495
General and administrative	22,879	20,397	49,219	41,325
Utilities	5,947	4,584	12,315	8,805
Repairs and maintenance	6,746	6,460	13,366	12,635
Provision for doubtful accounts	329	160	707	493
Property taxes and insurance	7,773	7,577	16,293	15,030
Rent	2,085	2,207	4,023	4,248
Construction accident related	860	1,574	1,269	1,615
Construction accident insurance recoveries	(301)	(5,000)	(526)	(8,500)
Depreciation and amortization	16,681	13,212	33,027	26,235
	190,803	165,155	384,684	327,482

Operating income	37,506	33,499	66,947	67,230

Other income	2,855	--	4,428	--
Interest income	294	212	536	379
Interest expense	(14,206)	(8,735)	(28,068)	(17,409)
Loss on early retirement of debt	--	(8,621)	--	(8,621)

Income before income taxes	26,449	16,355	43,843	41,579

Income taxes	(10,996)	(7,008)	(18,479)	(28,565)

Net income	$15,453	$9,347	$25,364	$13,014
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Net income per common share	$.43	$.26	$.71	$.36
Net income per common share assuming dilution	$.41	$.25	$.68	$.35
Weighted-average common shares applicable to:
Net income per common share	35,141	34,556	34,965	34,439
Net income per common share assuming dilution	36,980	36,534	36,929	35,871

____________________________________________
(a)

The Company makes cash promotional offers to certain of its customers, including cash rebates as part of loyalty programs generally based on an individual's level of gaming play. In the first quarter of 2005, the Company concluded that it was appropriate to classify these costs as a reduction in casino revenue. Previously, these costs were classified primarily as a casino expense. Accordingly, the Company has revised the classification of these costs as a reduction in casino revenue for the second quarter and six months ended June 30, 2005 in its Consolidated Statement of Operations. The Company has also made corresponding adjustments to its Consolidated Statement of Operations for the second quarter and six months ended July 1, 2004 to classify $7,605 and $13,313, respectively of these costs, previously classified as an expense as a reduction in casino revenue. This revision in classification had no effect on operating income or net income in the Consolidated Statements of Operations for any period.

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	June 30, 2005	December 30, 2004
Assets
Cash and cash equivalents	$57,585	$52,908
Other current assets	55,526	77,646
Total current assets	113,111	130,554
Investments	25,895	23,602
Property and equipment	1,246,682	1,239,146
Intangible assets	34,066	34,380
Other assets	84,244	83,958
	$1,503,998	$1,511,640
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$990	$1,292
Other current liabilities	123,601	143,087
Total current liabilities	124,591	144,379
Long-term debt	713,133	731,253
Other long-term liabilities	58,109	64,803
Series B convertible preferred stock	4,796	4,914
Shareholders' equity	603,369	566,291
	$1,503,998	$1,511,640
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